UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-1/A
                                AMENDMENT NO. 3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            FIRST INDEPENDENCE CORP.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Florida
--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                      2000
--------------------------------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

                                   45-4523372
--------------------------------------------------------------------------------
                    (I.R.S. Employer Identification Number)

                               131 Bayview Drive
                             Osprey, Florida 34229
                                  941-726-4383
                            brunopasquali1@yahoo.com
--------------------------------------------------------------------------------
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               131 Bayview Drive
                             Osprey, Florida 34229
                                  941-726-4383
--------------------------------------------------------------------------------
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                  Please send copies of all correspondence to:

                               Diane J. Harrison
                               Harrison Law, P.A.
                         8955 US Highway 301N, No. 203
                             Parrish, Florida 34219
                         941-723-7564 941-531-4935 Fax
                         E-mail diane@harrisonlawpa.com

 As soon as practicable after the effective date of this registration statement
--------------------------------------------------------------------------------
       (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 please check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b2 of the Exchange Act.

Large accelerated filer [ ]                        Accelerated filer         [ ]
Non-accelerated filer   [ ]                        Smaller Reporting Company [X]


                         CALCULATION OF REGISTRATION FEE

Title of Each                       Proposed          Proposed
Class of             Amount         Maximum           Maximum         Amount of
Securities to be     to be       Offering Price      Aggregate      Registration
Registered         Registered     Per Unit (1)     Offering Price      Fee (2)
----------------   ----------    --------------    --------------   ------------

Common Stock        3,000,000        $0.0115           $34,500         $3.95 (4)
by Company

(1) The Company may not sell all of the shares; in fact it may not sell any of the shares. For example, if only 50% of the shares are sold, there will be 1,500,000 shares sold and the gross proceeds will be $17,250.

(2) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(0) of the Securities Act of 1933.

(4) Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                   PROSPECTUS
                                   ----------

                            FIRST INDEPENDENCE CORP.

                        3,000,000 SHARES OF COMMON STOCK

                               $0.0115 PER SHARE

This registration statement constitutes the initial public offering of First Independence Corp. (the "Company", "us", "FIC", or "Independence") common stock. First Independence Corp. is registering 3,000,000 shares of common stock at an offering price of $0.0115 per share for a total amount of $34,500. There are no underwritings or broker dealers involved with the offering.

The offering of the 3,000,000 is a "best efforts" offering which means that our director and officer will use his best efforts to sell the shares and there is no commitment by any person to purchase any shares. The will be offered at a fixed price of $0.0115 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. The Company is not expected to receive enough proceeds from the offering to begin operations, and there is no market for its shares. We are offering 3,000,000 shares. This offering will continue for the earlier of (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 3,000,000 registered hereunder have been sold. We may at our discretion extend the offering for an additional 90 days. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. This offering will end no later than six (6) months from the offering date. The offering date is the date by which this registration statement becomes effective. This is a direct participation offering since we, and not an underwriter, are offering the stock.

Currently, Bruno O. Pasquali, our sole officer and director owns 100% of the Company's common stock. After the offering, Mr. Pasquali will retain a sufficient number of shares to continue to control the operations of the Company.

If all the shares are not sold, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering which the Company estimates at $8,500. The proceeds from the sale of the securities will be placed directly into the Company's account and there will not be an escrow account. Since there is no escrow account, any investor who purchases shares will have no assurance that any monies besides themselves will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. The Company will pay all expenses incurred in this offering. There has been no public trading market for the common stock of First Independence Corp.

The Company qualifies as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act which became law in April, 2012 and will be subject to reduced public company reporting requirements. See "The Company:
Jumpstart Our Business Startups Act" contained herein.

The offering shall terminate on the earlier of (i) the date when the sale of all 3,000,000 shares is completed or (ii) ninety (90) days from the date of this prospectus becomes effective. The Company may extend the offering for an additional 90 days beyond the ninety (90) days from the effective date of this prospectus.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is ______________ 2012

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

                                                                            PAGE
TABLE OF CONTENTS                                                            NO.
                                                                            ----
SUMMARY OF OUR OFFERING........................................................1
BUSINESS SUMMARY...............................................................2
SUMMARY OF OUR FINANCIAL INFORMATION...........................................5
RISK FACTORS...................................................................7
USE OF PROCEEDS...............................................................18
DETERMINATION OF OFFERING PRICE...............................................19
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.................................19
THE OFFERING..................................................................20
PLAN OF DISTRIBUTION..........................................................21
DESCRIPTION OF SECURITIES.....................................................22
INTEREST OF NAMED EXPERTS AND COUNSEL.........................................23
BUSINESS DESCRIPTION..........................................................24
DESCRIPTION OF PROPERTY.......................................................28
LEGAL PROCEEDINGS.............................................................30
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS......................30
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS....................................................................30
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
DISCLOSURE....................................................................37
CODE OF BUSINESS CONDUCT AND ETHICS...........................................37
MANAGEMENT....................................................................37
CONFLICTS OF INTEREST.........................................................38
COMMITTEES OF THE BOARD OF DIRECTORS..........................................39
EXECUTIVE COMPENSATION........................................................40
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS...............................43
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS..........................43
DISCLOSURE OF COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES...................................................................44
REPORTS TO SECURITY HOLDERS...................................................44
WHERE YOU CAN FIND MORE INFORMATION...........................................45
STOCK TRANSFER AGENT..........................................................45
FINANCIAL STATEMENTS........................................................ F-1
         Net Income Per Common Share........................................ F-4
         Revenue and Cost Recognition....................................... F-4

                     DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              SUMMARY INFORMATION

This Prospectus, and any supplement to this Prospectus include "forward-looking statements". To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "intends", "anticipates", "believes", "estimates", "projects", "forecasts", "expects", "plans" and "proposes". Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the "Risk Factors" section beginning on Page of this Prospectus and the "Management's Discussion and Analysis of Financial Position and Results of Operations" section elsewhere in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including "Risk Factors" beginning on Page 8, and the consolidated financial statements, before making an investment decision.

All dollar amounts refer to US dollars unless otherwise indicated.

                                  OUR OFFERING

We have 9,000,000 shares of common stock issued and outstanding. Through this offering we will register 3,000,000 shares of common stock for offering to the public. These shares represent additional common stock to be issued by us. We may endeavor to sell all 3,000,000 shares of common stock after this registration becomes effective. The price at which we offer these shares is fixed at $0.0115 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of the common stock.

Securities being offered by             3,000,000 shares of common stock, par
the Company.                            value $0.0001 offered by us in a direct
                                        offering.

Offering price per share.               We are offering the 3,000,000 shares of
                                        our common stock at $0.0115.

Number of shares outstanding            9,000,000 common shares are currently
before the offering of                  issued and outstanding.
common shares.

Number of shares outstanding            12,000,000 common shares will be issued
after the offering of common            and outstanding if we sell all of the
shares.                                 shares that we are offering.

The minimum number of shares            None.
to be sold in this offering.

Market for the common shares            There is no public market for the common
                                        shares. The price per share is $0.0115.

                                        We may not be able to meet the
                                        requirement for a public quote or
                                        quotation of our common stock. Further,
                                        even if our common stock is quoted, a
                                        market for shares may not develop. The
                                        offering price for the shares will
                                        remain $0.0115 per share for the
                                        duration of the offering.

Use of Proceeds                         We will receive all proceeds from the
                                        sale of the common stock and intends to
                                        use the proceeds from this offering to
                                        create the business and marketing plan.
                                        The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $8,500.00 are being paid for by us.

Termination of the Offering             This offering will terminate upon the
                                        earlier to occur of (i) 90 days after
                                        this registration statement becomes
                                        effective with the Securities and
                                        Exchange Commission, or (ii) the date on which all 3,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. In any event, the offering will end within six months of this Registration Statement being declared effective.

Terms of the Offering                   Our sole officer and director will sell
                                        the common stock upon effectiveness of
                                        this registration statement on a BEST
                                        EFFORTS basis.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted.

                                BUSINESS SUMMARY

We are a development-stage company, incorporated in the State of Florida on February 10, 2012, as a for-profit company, and electing a fiscal year end of February 28/29. Our business and registered office is located at 131 Bayview Drive, Osprey, FL 34219. Our telephone number is 941-726-4383 brunopasquali1@yahoo.com

We have not established any business operations and have not generated any revenues. As of May 31, 2012, we had nominal cash assets of $5,472 and had incurred losses of $4,128. Since our incorporation, the development of our business has been limited to organizational matters, the preparation of our business plan and the preparation of the financial statements and other information presented in this Prospectus. In order to implement our business plan, we anticipate that we will require total financing of $300,000 in Stage One, and $200,000 in Stage Two for a total of $500,000 in addition to the $34,500 in financing that we are seeking to raise through this offering. Our ability to implement our business plan is entirely dependent on our ability to secure sufficient financing; however, there is no guarantee that we will be successful in this regard. In addition, this is a "best efforts" offering and we may not raise any minimum amount of funds. Other than the preparation and filing of this offering, we have not taken any steps to secure the balance of the financing that we will require in order to implement our business plan. Furthermore, even if we successfully execute our business plan and establish operations, there is no guarantee that there will be a significant market for our product or that we will achieve significant revenues, if any.

In their audit report dated March 5, 2012; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an on going business. Because our sole director and officer may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plan. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment.

Although we intend to Plan and Develop a Facility to Private Label our pourable food products (hot and cold) for start-ups to local and national supermarket chains and specialty stores, we have not yet begun the selection of any of our pourable Private Labeled Food Products or obtained adequate financing.

We intend to work with startups and companies to provide services to assist with FDA setup, product testing, formulations, nutritionals, UPC (Barcodes). We intend to specialize in pourable food products (hot and cold) such as:

   o  BBQ Sauces
   o  Hot Sauces
   o  Steak Sauces
   o  Garlic Sauces
   o  Seafood Sauces
   o  Cocktail Sauces
   o  Ketchup
   o  Pepper Sauce
   o  Worcestershire Sauce
   o  Pasta Sauce
   o  Soy Sauce
   o  Marinades
   o  Salad Dressing
   o  Chicken Wing Sauces
   o  Flavor Syrups
   o  Jerk Sauce

We intend to approve the customer product as required by the Food and Drug Administration (FDA), formulate label and bottle the product from inception to finished product so it is ready for retail when it exits our intended facility.

We intend to have a product development team to formulate and create innovative products.

In summary our intended services to our customers:

   o  Product Formulation Assistance
   o  Package Design Consultation
   o  Nutritional Analysis
   o  In-House Labeling
   o  FDA & DEPT. Of Agriculture Inspections
   o  Ink Jet Coding On Product
   o  Tamper Evident Sealing
   o  Shrink Wrapping
   o  Barcodes

We intend to obtain a FCE (Federal Canning Establishment-International Import/Export) number from the FDA (Form FDA 2541). We understand that there is no cost for the establishment of our intended number. We expect to obtain the number upon our intended filing. We intend to obtain other certifications as needed during our intended raising of capital for Phase I. We are uncertain to other costs associated with the certifications associated with the following procedures and intend to utilize our anticipated consultant team to execute these tasks along with developing the timetable and costs:

   o  Still Retorts- Pressure Processing in Steam
   o  Still Retorts- Over Pressure
   o  Hydrostatic Retorts
   o  Agitating Retorts - Continuous & Discontinuous
   o  Food Plant- Sanitation
   o  Process Room Instrumentation, Equipment & Operation
   o  Records for Product Protection Food Container Handling
   o  Metal Container
   o  Closures for Glass Container
   o  Closures for Semi-Rigid and Flexible Containers

Our intended approach is to provide our Private Label program for our anticipated customer as follows:

   1. Customer selects a product from our intended Product List.
   2. We design & produce intended label.
   3. We provide quotes for desired intended Products.
   4. We begin intended production.

Our intended approach for companies with their own recipe/product and would like to have it manufactured, we intend to match the customer's recipe and manufacture it in large scale production. Our intended flow would be as follows:

   1. Client provides product sample.
   2. Provide Non-Disclosure
   3. We provide Quote
   4. Provide Product Development: lab testing, sample and formulation, FDA approve, UPC barcode, Nutritional Ingredient Breakdown
   5. Begin Production

Our intended mission will be to provide the customer with the proper service and manufacturing in order for the customer to focus on its consumer marketing.

We intend to obtain consultants to provide the necessary experience and background helpful to assist the company to offer the foundation to guide the pourable food products manufacturing infrastructure.

We anticipate it will take 18 months to start marketing our pourable private label food service.

We have not accomplished any of our intended efforts to date. We have not generated any revenues to date and activities have been limited to develop our business plan. We will not have the necessary capital to develop our Business Plan until we are able to secure additional financing. There can be no assurance that such financing will be available on suitable terms. Please see "Risk Factors" elsewhere in this Prospectus for full discussion on time potential business risk.

We have no plans to change our business activities or to combine with another business and are not aware of any events or circumstances that might cause us to change plans. We have no revenue, have incurred losses since inception, have no operation, have been issued a going concern opinion from our auditors and rely upon the sale of our securities to fund operations.

Business Strategy
-----------------

Our intended strategy is to produce quality pourable products for our clients. To accomplish this, we intend to seek out the finest equipment we can obtain. Our research into the selection process to purchase our production equipment, labeling and bottling equipment systems is anticipated to be the primarily responsibility of our consulting team of specialists that we intended to contract.

We will not have the necessary capital to develop or execute our business plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms.

We need to raise $500,000 (in addition to the $34,800 we are seeking to raise through this "best efforts" offering) to fully implement our business plan. The funds raised in this offering, assuming we sell all the shares being offered, will satisfy our planning operations over the next 18 months but will be insufficient to commercialize our manufacturing service or fully develop our business strategy. If no shares are sold in this offering, we will only be able to maintain our reporting status with the SEC for one year.

Management
----------

We intend to contract with consultants to assist in investigating and acquiring the equipment required to produce our pourable food products. We also intend to use Consultants to build the corporate infrastructure in FINANCE, ACCOUNTING, PRODUCTION, FDA REQUIREMENTS AND PROCEDURES, MARKETING, SALES, WEBSITE CONSTRUCTION, and other administrative functions.

Sales And Marketing
-------------------

We intend to employee a salaried Vice President of Marketing and Sales whose responsibility will be to execute the Marketing and Sales Plan.

Advertising/Promotion
---------------------

We intend to augment the Marketing and Sales of our service via webinar presentation that will allow the utilization of our intended website to present to various clients.

We intend to provide press releases and limited advertising in Trade Journals.

Competition
-----------

The Pourable Products industry is a highly competitive market. We will compete with both large and small corporations. Most of these companies have greater financial and personnel resources than we do.

                      SUMMARY OF OUR FINANCIAL INFORMATION

The following table set forth selected financial information, which should be read in conjunction with the information set forth in the "Management's Discussion and Analysis of Financial Position and Results of Operations" section and the accompanying financial statement and related notes included elsewhere in this prospectus.

      BALANCE SHEET                           AS OF FEBRUARY 29, 2012
      -------------                           -----------------------

Total Assets .................................        $ 8,900
Total Liabilities ............................        $ 2,000
Total Shareholder's Equity ...................        $ 6,900

      OPERATING DATA                  FEBRUARY 10,2012 THROUGH FEBRUARY 29, 2012
      --------------                  ------------------------------------------

Revenue ......................................        $     0
Net Loss .....................................        $ 2,100
Net Loss Per Share* ..........................        $     0

* Diluted loss per share is identical to basic loss per share as the Company has no potentially dilutive securities outstanding.

THE COMPANY'S ELECTION NOT TO OPT OUT OF JOBS ACT EXTENDED ACCOUNTING TRANSITION PERIOD MAY NOT MAKE ITS FINANCIAL STATEMENTS EASILY COMPARABLE TO OTHER COMPANIES.

PURSUANT TO THE JOBS ACT OF 2012, AS AN EMERGING GROWTH COMPANY THE COMPANY CAN ELECT TO OPT OUT OF THE EXTENDED TRANSITION PERIOD FOR ANY NEW OR REVISED ACCOUNTING STANDARDS THAT MAY BE ISSUED BY THE PCAOB OR THE SEC. THE COMPANY HAS ELECTED NOT TO OPT OUT OF SUCH EXTENDED TRANSITION PERIOD WHICH MEANS THAT WHEN A STANDARD IS ISSUED OR REVISED AND IT HAS DIFFERENT APPLICATION DATES FOR PUBLIC OR PRIVATE COMPANIES, THE COMPANY, AS AN EMERGING GROWTH COMPANY, CAN ADOPT THE STANDARD FOR THE PRIVATE COMPANY. THIS MAY MAKE COMPARISON OF THE COMPANY'S FINANCIAL STATEMENTS WITH ANY OTHER PUBLIC COMPANY WHICH IS NOT EITHER AN EMERGING GROWTH COMPANY NOR AN EMERGING GROWTH COMPANY WHICH HAS OPTED OUT OF USING THE EXTENDED TRANSITION PERIOD DIFFICULT OR IMPOSSIBLE AS POSSIBLE DIFFERENT OR REVISED STANDARDS MAY BE USED.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an emerging growth company," it will, among other things:

   o  be temporarily exempted from the internal control audit requirements
      Section 404(b) of the Sarbanes-Oxley Act

   o be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: "say-on-pay", "pay-for-performance", and "CEO pay rstio".

   o be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

   o be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

   o be permitted to comply with the SEC's detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

   o be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

   o the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

   o the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

   o the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

   o the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

                                  RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Risks Related to our Business
-----------------------------

ALTHOUGH WE PLAN TO OFFER THE SECURITIES FROM THIS OFFERING, THERE IS NO GUARANTEE THAT WE WILL COMMENCE THE OFFERING AND IF WE DO, THE PROCEEDS MAY BE INSUFFICIENT TO FUND OPERATIONS.

The Company plans to offer the securities from this offering, however there is no guarantee that the Company will be able to sell the securities. And even if the Company does offer the securities, there are no guarantees that the proceeds from the offering will be sufficient to fund our planned operations.

We will not have the necessary capital to develop or execute our business plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms.

We need to raise $500,000 (in addition to the $34,800 we are seeking to raise through this offering)to implement our business plan over the next 18 months and the funds raised in this offering, even assuming we sell all the shares being offered, will be insufficient to commercialize our manufacturing service or develop our business strategy.

INABILITY TO OBTAIN AN EXPERIENCED CONSULTING TEAM TO ADVISE IN THE PRIVE LABEL POURABLE FOOD PRODUCTS INDUSTRY COULD COMPROMISE OUR BUSINESS AND MAY CAUSE OUR BUSINESS TO FAIL.

Our business plan relies in part on our ability to obtain a consulting team to aide in the selection of equipment to produce our Private Label pourable food products, a selection of a wrong consulting team could compromise our business and may cause our business to fail.

THE COMPANY'S ELECTION NOT TO OPT OUT OF JOBS ACT EXTENDED ACCOUNTING TRANSITION PERIOD MAY NOT MAKE ITS FINANCIAL STATEMENTS EASILY COMPARABLE TO OTHER COMPANIES.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The Company has elected to use the extended transition period for complying with new or revised financial accounting standards available under Section 102(b)(2)(B) of the Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

WE ARE NOT CURRENTLY PROFITABLE AND MAY NOT BECOME PROFITABLE.

At May 31, 2012, we had $5,472 cash on-hand and our stockholder's equity was $4,872 and there is substantial doubt as to our ability to continue as a going concern. We have incurred operating losses since our formation and expert to incur losses and negative operating cash flow for the foreseeable future, and we may not achieve profitability. We expect to incur substantial losses for the foreseeable future and may never become profitable. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenue in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business.

THE COMPANY IS SUBJECT TO THE 15(D) REPORTING REQUIREMENTS UNDER THE SECURITIES EXCHANGE ACT OF 1934 WHICH DOES NOT REQUIRE A COMPANY TO FILE ALL THE SAME REPORTS AND INFORMATION AS A FULLY REPORTING COMPANY.

The Company is subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. The Company is required to file the necessary reports in the fiscal year that the registration statement is declared effective. After that fiscal year and provided the Company has less than 300 shareholders, the Company is not required to file these reports. If the reports are not filed, the investors will have reduced visibility as to the Company and its financial condition. In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; the company will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of your equity securities will not be required to report information about their ownership positions in the securities.

WE ARE DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FUND OUR BUSINESS. IF WE DO NOT SELL ENOUGH SHARES IN THIS OFFERING TO CONTINUE OPERATIONS; THIS COULD HAVE A NEGATIVE EFFECT ON YOUR COMMON STOCK.

As of May 31, 2012, First Independence Corp. has $5,472 in assets and limited capital resources. In order to continue operating through 2012, we must raise approximately $34,500 in gross proceeds from this offering.

The Company has approximately $8,500 in offering costs associated with this financing. The offering proceeds may not cover these costs and if this is the case, the Company will be in a worse financial condition after the offering.

Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing is not available.

Also, as a public company, we will incur professional and other fees in connection with our quarterly and annual reports and other periodic filings with the SEC. Such costs can be substantial and we must generate enough revenue or raise money from offerings of securities or loans in order to meet these costs and our SEC filing requirements.

OUR LACK OF AN OPERATING HISTORY GIVES NO ASSURANCE THAT OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN THE SUSPENSION OR END OF OUR OPERATIONS.

We were incorporated on February 10, 2012 and we have not realized any revenues to date. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to generate revenues through sales of our product.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues may cause us to go out of business.

WE ARE A NEW COMPANY WITH NO OPERATING HISTORY AND WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT.

We are a development stage company formed recently to carry out the activities described in this prospectus and thus have only a limited operating history upon which an evaluation of its prospectus can be made. We were incorporated on February 10, 2012 and to date have been involved primarily in the development of our business plan. We have limited business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate our planned operating expenses.

We expect that our results of operations may also fluctuate significantly in the future as a result of a variety of market factors including, among others, the entry of new competitors offering a similar product or service; the availability of motivated and qualified personnel; the initiation, renewal or expiration of our customer base; pricing changes by the Company or its competitors, and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which could result in the complete loss of your investment.

BECAUSE OUR CURRENT OFFICER AND DIRECTOR DOES NOT HAVE SIGNIFICANT EXPERIENCE IN STARTING A FACILITY TO PRIVATE LABEL POURABLE FOOD PRODUCTS ORGANIZATION AND WE LACK CUSTOMERS AND SUPPLIERS, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Although our sole officer and director has culinary skills experience, he does not have experience in developing a new company. Additionally, we currently have no contracts or agreements with customers or suppliers or consultants of our Pourable Food Private Label intended products. Therefore, without this experience, customers, suppliers, or consultants/equipment, our management's business experience may not be enough to effectively start-up and maintain our company. As a result, the implementation of our business plan may be delayed, or eventually, unsuccessful.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE WHICH COULD NEGATIVELY AFFECT OUR PROFIT.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future equity sales; the level of commercial acceptance by consumers of our product; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure and general economic conditions.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

OUR SOLE OFFICER AND DIRECTOR MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO OUR OPERATIONS, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND EVEN BUSINESS FAILURE.

Bruno O. Pasquali, our sole officer and director, has other outside business activities and is devoting approximately 10-25 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. Pasquali, which may result in periodic interruptions or suspensions of our business plan. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

Because we are entirely dependent on the efforts of its sole officer and director, his departure or the loss of other key personnel in the future, could have a material adverse effect on the business. We intend to make all commercially reasonable efforts to minimize the risks attendant with the departure by key personnel from service.

However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. We do not maintain key person life insurance on our sole officer and director.

At this time, we have not entered into any employment agreements with our Sole officer and director. If there is sufficient cash flow available from our future operations, we may enter into employment agreements with our Sole officer and director or future key staff members.

IF OUR COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO OUR SHAREHOLDERS.

In the event of the dissolution of our company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders.

In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

IF WE ARE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR PRIVATE LABEL POURABLE FOOD PRODUCTS OR ESTABLISH A SIGNIFICANT MARKET PRESENCE, WE MAY BE UNABLE TO GENERATE SUFFICIENT REVENUE TO CONTINUE OUR BUSINESS.

Our growth strategy is substantially dependent upon our ability to market our product successfully to prospective customers. However, our planned pourable food products may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of our products to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

MANAGEMENT'S ABILITY TO IMPLEMENT THE BUSINESS STRATEGY MAY BE SLOWER THAN EXPECTED AND WE MAY BE UNABLE TO GENERATE A PROFIT.

Our plans include obtaining business from startups, regional, national supermarket chains and specialty stores which may not occur.

Although we plan on providing our private label pourable food product carefully, the products may be slow to achieve profitability, or may not become profitable at all, which will result in losses. There can be no assurance that we will succeed.

We may be unable to enter into its intended markets successfully. The factors that could affect our growth strategy include our success in(a) obtaining orders from startups, regional, national supermarket and specialty stores, (b) obtaining adequate financing on acceptable terms, and (c) adapting our internal controls and operating procedures to accommodate our future growth.

Our systems, procedures, equipment and controls may not be adequate to support the expansion of our business operations. Significant growth will place managerial demands on all aspects of our operations. Our future operating results will depend substantially upon our ability to manage changing business conditions and to implement and improve our technical, administrative and financial controls and reporting systems.

IF WE ARE UNABLE TO MANAGE OUR FUTURE GROWTH OUR BUSINESS COULD BE HARMED.

If the Company experiences significant growth in the foreseeable future, its growth may place a significant strain on management, financial, operating and technical resources. Failure to manage growth effectively could have a material adverse effect on the Company's financial condition or the results of its operations.

Since inception on February 10, 2012 to May 31, 2012, we have spent a total of $4,128 on start-up costs. We have not generated any revenue from business operations. All proceeds currently held by us are the result of the sale of common stock to its officers.

OUR PRIVATE LABEL POURABLE FOOD PRODUCTS MAY NOT BE ABLE TO DISTINGUISH ITSELF IN THE MARKET AND WE MAY BE UNABLE TO ATTRACT ENOUGH CUSTOMERS TO OPERATE PROFITABLY, WITHOUT A PROFIT WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Our product will target the Pourable Private Label Food customers. If we are unable to demonstrate clearly the concept that makes our Private Label Pourable Food Products satisfactory to potential customers, they may not purchase or be successful with the products. If the client and public doesn't acknowledge the singularity and innovation of our products, we may be unable to attract enough clients and customers.

WE MAY BE UNABLE TO MAKE NECESSARY ARRANGEMENTS AT ACCEPTABLE COST, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS ENTIRELY WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT.

Because we are a small business, with limited assets, we are not in a position to assume unanticipated costs and expenses. If we have to make changes in our structure or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease operations entirely which could result in a total loss of your investment.

COMPETITORS MAY ENTER THIS SECTOR WITH A SUPERIOR PRODUCT, INFRINGING OUR CUSTOMER BASE, AND AFFECTING OUR BUSINESS ADVERSELY.

We believe that we have identified a market opportunity for our private labeled pourable food products. However, even in the uncertain event that our assessment is accurate, competitors may enter our targeted market sector with resources, services or products superior and more competitive to our own. This would infringe on our customer base and have a significant adverse affect upon our business and the results of our operations, potentially causing our business to fail.

WE DO NOT HAVE ANY INDEPENDENT DIRECTORS AND THE COMPANY HAS NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTERST AND SIMILAR MATTERS.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although we have adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these other corporate governance measures and since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurance that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit nominating and compensation committee comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominee may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

SINCE OUR SOLE OFFICER AND DIRECTOR MR. BRUNO PASQUALI CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS YOU SHOULD NOT PURCHASE SHARES UNLESS YOU ARE WILLING TO ENTRUST ALL ASPECTS OF MANAGEMENT TO OUR SOLE OFFICER AND DIRECTOR, OR HIS SUCCESSORS.

Our Sole officer and director, Mr. Pasquali, owns 9,000,000 shares of common stock representing 100% of our outstanding stock. he will own 9,000,000 shares of our common stock after this offering is completed representing 75% of our outstanding shares, assuming all securities are sold. As a result, he will have control of us even if the full offering is subscribed for and be able to choose all of our directors. His interests may differ from the ones of other stockholders. Factors that could cause his interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to us.

All decisions regarding the management of our affairs will be made exclusively by him. Purchasers of the offered shares may not participate in our management and, therefore, are dependent upon his management abilities. The only assurance that our shareholders, including purchasers of the offered shares, have that our Sole officer and director will not abuse his discretion in executing our business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing Mr. Pasquali, also has the ability to accomplish or ratify actions at the shareholder level which would otherwise implicate his fiduciary duties if done as one of the members of our board of directors.

Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the Sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of our management.

Risks Related To Our Financial Condition
----------------------------------------

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT OUR ABILITY TO CONTINUE OUR OPERATIONS AS A GOING CONCERN.

In their audit report dated March 5, 2012; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the creation/implementation of our business plan. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See the "March 5, 2012 Audited Financial Statements - Auditors Report". Because we have been issued an opinion by its auditor that substantial doubt exists as to whether we can continue as a going concern it may be more difficult to attract investors.

THE ENACTMENT OF THE SARBANES-OXLEY ACT MAY MAKE IT MORE DIFFICULT FOR US TO RETAIN OR ATTRACT OFFICERS AND DIRECTORS, WHICH COULD INCREASE OUR OPERATING COSTS OR PREVENT US FROM BECOMING PROFITABLE.

The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") was enacted in response to public concern regarding corporate accountability in the wake of a number of accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the accuracy and reliability of corporate disclosure pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file periodic reports with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act").

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of rules and regulations by the SEC that increase the responsibilities and liabilities of directors and executive officers, the perceived increased personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain qualified persons to serve as our directors or executive officers, and we may need to incur additional operating costs. This could prevent us from becoming profitable.

SINCE WE ANTICIPATE OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY.

We anticipate an increase in our operating expenses, without realizing any revenues from the sale of its product. Within the next 12 months, we will have costs related to (i) creating a business plan, (ii) initiation of our sales and marketing campaign, (iii) administrative expenses and (iv) the expenses of this offering.

There is no history upon which to base any assumption as to the likelihood that we will prove successful. We cannot provide investors with any assurance that our product will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

IF WE CANNOT SECURE ADDITIONAL CAPITAL, OR IF AVAILABLE CAPITAL IS TOO EXPENSIVE, OUR BUSINESS WILL FAIL.

We require $34,500 to begin creation/implementation of the business plan. This amount includes the $8,500 required for offering expense. We will require additional funding of approximately $500,000 to fully execute our business plan and bring our product to the marketplace. We intend to accomplish this in two stages. Stage One will require additional funding of $200,000 to start implementing the business plan. (0-12 Months). Stage Two will require additional funding of $300,000 (13-18 Months) to completely execute our marketing and sales strategy. As of February 29, 2012, we had cash on hand of $ 8,900.

No assurance can be given that we will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms. Our inability to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and its financial conditions.

If we are not successful in earning revenue once we have started our sales activity, we may require additional financing to sustain our business operations. Currently, we do not have any arrangements for financing and can provide no assurances to investors that we will be able to obtain any when required. Obtaining additional financing would be subject to a number of factors, including our sales results. These factors may have an affect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us.

WE MAY NOT BE ABLE TO RAISE MONEY AND THE COMPANY MAY NOT BE ABLE TO BEGIN OPERATIONS.

There is no minimum amount of shares that must be sold by the company, the Company is not expected to receive enough proceeds from the offering to begin operations; and there is no market for its shares.

WE DO NOT HAVE SUFFICIENT CAPITAL TO MAINTAIN OUR REPORTING STATUS.

As of the date of this Prospectus, the current funds available to us will not be sufficient to maintain our reporting status with the SEC. Our management believes that if we cannot maintain our reporting status with the SEC we will have to cease all efforts directed towards developing our company. As such, any investment could be lost in its entirety.

Risks Related To This Offering
------------------------------

OUR OFFERING IS BEING CONDUCTED BY OUR SOLE OFFICER AND DIRECTOR WITHOUT THE BENEFIT OF AN UNDERWRITER WHO WOULD HAVE CONFIRMED THE ACCURACY OF THE DISCLOSURE IN OUR PROSPECTUS.

We have self-underwritten our offering on a "best efforts" basis, which means: no underwriter has engaged in any due diligence activities to confirm the accuracy of the disclosure in the prospectus or to provide input as to the offering price; our sole officer and director will attempt to sell the shares and there can be no assurance that all of the shares offered under the prospectus will be sold or that the proceeds raised from the offering, if any, will be sufficient to cover the costs of the offering; and there is no assurance that we can raise the intended offering amount.

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK.

We intend to apply to have our common stock quoted on the OTC Bulletin Board. This process takes at least 60 days and the application must be made on our behalf by a market maker. Our stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. We may consider pursuing a quote on the OTCBB after this registration becomes effective and we have completed our offering.

If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

INVESTING IN OUR COMPANY IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH.

We have only been recently formed and have only a limited operating history and no earnings, therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding our shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Our net tangible book value per share of common stock is $ 0.0010 as of February 29. 2012, our most recent financial statement date.

The arbitrary offering price of $0.0115 per common share as determined herein is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $0.0115. This premium in share price applies to the terms of this offering. The offering price will not change for the duration of the offering even if we obtain a quote on any exchange or become quoted on the OTC Bulletin Board.

BECAUSE WE HAVE 250,000,000 AUTHORIZED SHARES, MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILUTING THE CURRENT SHAREHOLDERS' EQUITY.

We have 250,000,000 authorized shares, of which only 9,000,000 are currently issued and outstanding and only 12,000,000 will be issued and outstanding after this offering terminates. Our management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT WITH SUBSCRIPTIONS FOR INVESTORS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THE ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, SO THERE WILL BE LESS WAYS IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN US.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

IN THE EVENT THAT OUR SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF OUR SHARES.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a "penny stock", which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser.

Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

FINANCIAL INDUSTRY REGULATORY AUTHORITY ("FINRA") SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR SHARES.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

YOU MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF YOUR SHARES DUE TO STATE "BLUE SKY" LAWS.

Each state has its own securities laws, often called "blue sky" laws, which (1) limit sales of securities to a state's residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this Prospectus. We will initially focus our offering in the state of Florida and will rely on exemptions found in section 517.061 of the Florida Securities and Investor Protection Act. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification

                                USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.0115. The following table sets forth the uses of proceeds assuming the sale of 33%, 66% and 100%, respectively, of the securities offered for sale by us.

                             USE OF PROCEEDS TABLE

                                          IF 33% OF     IF 66% OF     IF 100% OF
                                         SHARES SOLD   SHARES SOLD   SHARES SOLD
                                         -----------   -----------   -----------

GROSS PROCEEDS FROM THIS OFFERING ....   $    11,385   $    22,770   $    34,500
                                         ===========   ===========   ===========
LESS: OFFERING EXPENSES
        Accounting fees ..............   $     3,000   $     3,000   $     3,000
        Legal fees ...................   $     4,000   $     4,000   $     4,000
        Printing .....................   $       250   $       250   $       250
        Transfer Agent ...............   $     1,250   $     1,250   $     1,250
                                         -----------   -----------   -----------
            SUBTOTAL .................   $     8,500   $     8,500   $     8,500

LESS: BUSINESS PLAN DEVELOPMENT
        Investigation of:
        Pourable Food Products .......                 $     7,385   $    14,115
        Bloggers, Networking, Website                  $     1,000   $     1,500
        Consulting Team ..............                 $     1,000   $     2,000
        Equipment(Office, Production
          Warehousing) ...............                 $     2,000   $     5,500
                                         -----------   -----------   -----------
            SUBTOTAL .................   $         0   $    11,385   $    23,115

LESS: ADMINISTRATIVE EXPENSE
        State of Florida Reporting ...   $       150   $       150   $       150
        SEC Reporting (1) ............   $     2,735   $     2,735   $     2,735
                                         -----------   -----------   -----------
            SUBTOTAL .................   $     2,885   $     2,885   $     2,885
                                         -----------   -----------   -----------
            GROSS PROCEEDS TOTALS ....   $    11,385   $    22,770   $    34,500
                                         ===========   ===========   ===========

________
(1) The SEC Reporting line item includes the cost of complying with the SEC's disclosure requirements.

If we sell less than 33% of the securities we are offering, any proceeds received will be first directed towards meeting our corporate and disclosure obligations so that we remain in good standing with the State of Florida and maintain our status as a reporting issuer with the SEC. If we raise no money from this offering, or an amount insufficient to maintain in good standing with Florida and the SEC, we will have to cease all operations. In that event, any investment in the company could be lost in its entirety.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

                        DETERMINATION OF OFFERING PRICE

The offering price for the shares in this offering was arbitrarily determined. In determining the initial public offering price of the shares we considered several factors including the following:

   o  our start up status;

   o  our new business structure and operations as well as lack of client base;

   o prevailing market conditions, including the history and prospects for our industry;

   o  market conditions tend to be harder on new businesses;

   o  our future prospects and the experience of our management;

   o  our capital structure;

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

                 DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

The price of the current offering is fixed at $0.0115 per share. This price is significantly greater than the price paid by our Sole officer and director for common equity since our inception on February 10, 2012. Our sole officer and Director paid $ 0.001 per share, a difference of $0.0105 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS IF ALL OF THE SHARES ARE SOLD

                                             33% OF       66% OF      100% OF
                                          SHARES SOLD  SHARES SOLD  SHARES SOLD
                                          -----------  -----------  -----------
Price per share.........................  $    0.0115  $    0.0115  $    0.0115
Net tangible Book Value per share before
Offering.                                 $    0.0005  $    0.0005  $    0.0005
Net tangible Book Value per share after
Offering.                                 $    0.0016  $    0.0025  $    0.0033
Increase to present stockholders in net
 tangible book value per share..........  $    0.0011  $    0.0020  $    0.0027
Capital contributions...................  $    11,385  $    22,770  $    34,500
Capital contribution by officer and
 director on February 10, 2012..........  $     9,000  $     9,000  $     9,000
Number of shares outstanding before the
 offering...............................    9,000,000    9,000,000    9,000,000
Number of shares after offering ........    9,990,000   10,980,000   12,000,000
Percentage of ownership after offering..          90%          86%          75%
Dilution to new shareholders ...........  $    0.0099  $    0.0090  $    0.0082

                                          PERCENTAGE OF SHARES SOLD
                                     ----------------------------------
DILUTION TO NEW SHAREHOLDERS             33%         66%        100%
----------------------------         ----------  ----------  ----------
Per share offering price ..........   $ 0.0115    $ 0.0115    $ 0.0115
Net tangible book value per
 share before offering ............   $ 0.0005    $ 0.0005    $ 0.0005
Net tangible book value per
 share after offering .............   $ 0.0016    $ 0.0025    $ 0.0033
Increase in book value
 attributable to new shareholders .   $ 0.011     $ 0.0020    $ 0.0027
Dilution to new shareholders ......   $ 0.0099    $ 0.0090    $ 0.0082

                                  THE OFFERING

We are registering 3,000,000 shares of our common stock for offer and sale at $0.0115 per share.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock quote on the OTC Bulletin Board, subject to the effectiveness of this Registration Statement. In addition, a market maker will be required to file a Form 211 with the Financial Industry Regulatory Authority (FINRA) and FINRA has to clear the Form 211 before the market maker will be able to make a market in our shares of common stock. Once the market maker is able to make a market, a market should develop. At the date hereof, we are not aware that any market maker has any such intention.

We may not sell the shares registered herein until the registration statement filed with the Securities and Exchange Commission is effective. Further, we will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer. Upon effectiveness, all of the shares being registered herein may become tradable. The stock may be traded or listed only to the extent that there is interest by broker-dealers in acting as a market maker in our stock. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. We may consider pursuing a market maker to obtain a quote on the OTCBB after this registration becomes effective and we have completed our offering.

The price per share will remain at $0.0115 even if we obtain a quote on any exchange or are quoted on the Over-The-Counter (OTC) Bulletin Board, the offering price of $0.0115 will not change for the duration of the offering.

We will receive all of the proceeds from such sales of securities and are bearing all expenses in connection with the registration of our shares.

                              PLAN OF DISTRIBUTION

We are offering the shares on a "self-underwritten" basis directly through Mr. Pasquali, our sole officer and director named herein. Mr. Pasquali, will not receive any commissions or other remuneration of any kind in connection with him participation in this offering based either directly or indirectly on transactions in securities.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. This offering is also being made on a best efforts basis with no minimum amount required to close the transaction. In addition, investments made in the offering will not subject to refund, will not be held in escrow and will be immediately available for our use. This offering will terminate upon the earlier to occur of (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, (ii) the date on which all 3,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days beyond the initial offering period if any shares remain unsold.

We anticipate that we will be initially offering our securities in the State of Florida. Once this Registration Statement is effective, and if Mr. Pasquali, believes that there is sufficient interest in our company to offer our securities in the state of Florida, we will register with the state of Florida under 'blue sky' laws. However, we have not yet applied for 'blue sky' registration in the state of Florida, or any other state, and there can be no assurance that we will be able to apply, or that our application will be approved and our securities will be registered, in Florida or any other state in the US. For further discussion regarding 'blue sky' registration please see 'Risk Factors' elsewhere in this Prospectus.

Mr. Pasquali, will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

   1. Mr. Pasquali, is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

   2. Mr. Pasquali, will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

   3. Mr. Pasquali, is not, nor will he be at the time of participation in the offering, an associated person of a broker-dealer; and

   4. Mr. Pasquali, meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs
      (a)(4)(i) or (a)(4)(iii).

Our officer, director, control persons and affiliates do not intend to purchase any shares in this offering.

If applicable, the shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will not use public solicitation or general advertising in connection with the offering. Once this registration statement is declared effective by the SEC, we anticipate inviting interested parties to review the registration statement. Initial introductions to interested parties will be made through verbal communications. This offering will continue for the longer of: (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 3,000,000 shares registered hereunder have been sold. We may at our discretion extend the offering for an additional 90 days beyond the initial offering period if any shares remain unsold.

SUBSCRIPTION PROCEDURE

Each subscriber to this offering must execute and deliver to the Company a copy of the Subscription Agreement attached to this registration statement as exhibit
99.1. The Company will review the materials and, if the subscription is accepted, the Company will execute the Subscription Agreement and return a copy of the materials to the subscriber. The Company shall have the right to accept or reject any subscription, in whole or in part. An acknowledgment of the acceptance of a subscription will be returned to the subscriber promptly after acceptance.

Payment for the amount of the shares subscribed for shall be made at the time of delivery of the properly executed Subscription Agreement, or at such later date as the Company may specify by written notice to the subscriber (unless such date is deferred in the sole discretion of the Company), by check, bank draft or wire transfer of funds immediately available to the Company at the address set forth in the Subscription Agreement or to an account specified by the Company. The date upon which the transaction contemplated by the Subscription Agreement shall become effective (the "Closing") will occur on such date or within such period as may be specified at the discretion of the Company with written notice to the Subscriber. There is no minimum aggregate amount of Shares which must be sold as a condition precedent to the Closing, and the Company may provide for one or more Closings while continuing to offer the Shares that constitute the unsold portion of the Offering.

                           DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized common stock is Two Hundred Fifty Million (250,000,000) shares with a par value of $0.0001. Shares of our common stock:

   o have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

   o are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

   o do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

   o are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Bylaws, our Articles of Incorporation, and the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, our sole officer, director and stockholder, Mr. Pasquali will own approximately 75% of our outstanding shares.

CASH DIVIDENDS

As of the date of this Prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                     INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

                               Diane J. Harrison
                               Harrison Law, P.A.
                         8955 US Highway 301N, No. 203
                             Parrish, Florida 34219
                       (941) 723-7564 (941) 531-4935 Fax
                            diane@harrisonlawpa.com

Peter Messineo, CPA, Certified Public Accountant, of 1982 Otter Way, Palm Harbor, FL 34685, 727-421-6268 has audited our Financial Statements for the period February 10, 2012 (date of inception) through February 29, 2012 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure from date of appointment as our independent registered accountant through the period of audit (inception date through February 29, 2012).

                              BUSINESS DESCRIPTION

OVERVIEW
--------

We are a development stage company, incorporated in the state of Florida on February 10, 2012, as a for-profit company, and electing a fiscal year end of February 29. Our business and registered office is located at 131 Bayview Drive, Osprey, FL 34229. Our telephone number is 941-726-4383 our e-mail is brunopasquali1@yahoo.com.

We have not established any business operations and have not achieved any revenues. As at May 31, 2012, we had normal cash assets of $5,472 and has incurred losses of $4,128. Since our incorporation, the development of our business has been limited to organizational matters, the preparation of our business plan and the preparation of the financial statements and other information presented in this Prospectus. In order to implement our business plan, we anticipate that we will require total financing of $200,000 in Phase 1, and $300,000 in Phase 2 for a total of $500,000 in addition to the $34,800 in financing that we are seeking to raise through this offering. The proceeds from this offering will satisfy our cash requirements for up to 18 months. Our ability to implement our business plan is entirely dependent on our ability to secure sufficient financing; however, there is no guarantee that we will be successful in this regard. Other than the preparation and filing of this offering, we have not taken any steps to secure the balance of the financing that we will require in order to implement our business plan. Furthermore, even if we successfully execute our business plan and establish operations, there is no guarantee that there will be a significant market for our products or that we will achieve significant revenues, if any.

In their audit dated March 5, 2012; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an outgoing business. Because our sole director and officer may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may require to suspend or cease the implementation of our business plan. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a company that will not have funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment.

Business Summary
----------------

We intend to Plan and Develop a Facility to Private Label our pourable food products (hot & cold) for start-ups to local and national supermarket chains and specialty stores.

We intend to work with startups and companies to provide services to assist with FDA setup, product testing, formulations, nutritionals, UPC (Barcodes). We intend to specialize in pourable food products (hot and cold) such as:

   o  BBQ Sauces
   o  Hot Sauces
   o  Steak Sauces
   o  Garlic Sauces
   o  Seafood Sauces
   o  Cocktail Sauces
   o  Ketchup
   o  Pepper Sauces
   o  Worcestershire Sauces
   o  Pasta Sauces
   o  Soy Sauces

   o  Marinades
   o  Salad Dressing
   o  Chicken Wing Sauces
   o  Flavor Syrups
   o  Jerk Sauce

We intend to approve the customer product as required by the Food and Drug Administration (FDA), formulate label and bottle the product from inception to finished product so it is ready for retail when it exits our intended facility.

We intend to have a product development team to formulate and create innovative products.

In summary our intended services to our customers:

   o  Product Formulation Assistance
   o  Package Design Consultation
   o  Nutritional Analysis
   o  In-House Labeling
   o  FDA & DEPT. Of Agriculture Inspections
   o  Ink Jet Coding On Product
   o  Tamper Evident Sealing
   o  Shrink Wrapping
   o  Barcodes

We intend to obtain a FCE (Federal Canning Establishment-International Import/Export) number and intend to also be certified:

   o  Still Retorts- Pressure Processing in Steam
   o  Still Retorts- Over Pressure
   o  Hydrostatic Retorts
   o  Agitating Retorts- Continuous & Discontinuous
   o  Food Plant- Sanitation
   o  Process Room Instrumentation, Equipment & Operation
   o  Records for Product Protection Food Container Handling
   o  Metal Container
   o  Closures for Glass Container
   o  Closures for Semi-Rigid and Flexible Containers

Our intended approach is to provide our Private Label program for our anticipated customer as follows:

   1. Customer selects a product from our intended Product List.
   2. We design & produce intended labels.
   3. We provide quotes for desired intended Products.
   4. We begin intended production.

Our intended approach for companies with their own recipe/product and would like to have it manufactured, we intend to match the clients recipe and manufacture it in large scale production. Our intended flow would be as follows:

   1. Client provides product sample.
   2. Provide Non-Disclosure
   3. We provide Quote
   4. Provide Product Development: lab testing, sample and formulation, FDA approve, UPC barcode, Nutritional Ingredient Breakdown 5. Begin Production

Our intended mission will be to provide the customer with excellent service and manufacturing in order for the customer to focus on its consumer marketing.

We intend to obtain consultants to provide the necessary experience and background helpful to assist the company to offer the foundation to guide the pourable food products manufacturing infrastructure.

We need to raise $500,000 (in addition to the $34,800 we are seeking to raise through this "best efforts" offering) to fully implement our business plan. The funds raised in this offering, assuming we sell all the shares being offered, will satisfy our planning operations over the next 18 months but will be insufficient to commercialize our manufacturing service or fully develop our business strategy. If no shares are sold in this offering, we will only be able to maintain our reporting status with the SEC for one year.

We anticipate it will take 18 months to start marketing our manufacturing service.

We have not accomplished any of our intended efforts to date. We have not generated any revenues to date and activities have been limited to develop our business plan. We will not have the necessary capital to develop our Business Plan until we are able to secure additional financing. There can be no assurance that such financing will be available on suitable terms. Please see "Risk Factors" elsewhere in this Prospectus for full discussion on time potential business risk.

We have no plans to change our business activities or to combine with another business and are not aware of any events or circumstances that might cause us to change plans. We have no revenue, have incurred losses since inception, have no operation, have been issued a going concern opinion from our auditors and rely upon the sale of our securities to fund operations.

Business Strategy
-----------------

Our intended strategy is to produce the finest quality private labeled pourable food products for our clients. To accomplish this, we intend to seek out the finest equipment we can obtain. Our research into the selection purchasing of our production equipment, labeling and bottling equipment systems is anticipated to be the primarily responsibility of our consulting team of specialists that we intended to be hired.

We will not have the necessary capital to develop or execute our business plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms.

We need to raise $500,000 (in addition to the $34,500 seeking to raise through this offering) to fully implement our business. The funds raised in this offering, assuming we sell all the shares being offered, will satisfy our planning operations over the next 18 months but will be insufficient to commercialize our manufacturing service or fully develop our business strategy.

Management
----------

We intend to contract with, consultants to assist in investigating and acquiring the equipment required to produce our Private Labeled Pourable Food products. Utilizing consultants to build the corporate infrastructure in FINANCE, ACCOUNTING, MARKETING, SALES, FDA REGULATIONS CONSULTANT, PRODUCTION EQUIPMENT CONSULTANT, WEBSITE CONSTRUCTION, and other administrative functions.

Sales And Marketing
-------------------

We intend to employee a salaried Vice President of Marketing and Sales whose responsibility will be to execute the Marketing and Sales Plan. We intend to enter into sales agency agreements with independent agents, each of whom is granted exclusive rights to market and sell our product in their respective territory. We currently have no agreements.

Advertising/Promotion
---------------------

We intend to augment the Marketing and Sales of our service via webinar presentations that will allow the utilization of our intended website to present to various distribution channels.

We intend to deliver press releases and limited advertising in Trade Journals.

Competition
-----------

The Pourable food products industry is a highly competitive market. We will compete with both large and small corporations. Most of these companies have greater financial and personnel resources then we do.

Employees And Employment Agreements
-----------------------------------

As of February 29, 2012, we have no employees other than Mr. Pasquali, our sole officer and director. Mr. Pasquali has the flexibility to work on our business up to 10 to 25 hours per week. He is prepared to devote more time to our operations as may be required and we do not have any employment agreements with him.

We do not presently have, pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our Sole officer and director.

During the initial implementation of our marketing strategy, the company intends to hire independent consultants, rather than hire full time employees. We plan on hiring a Vice President of Marketing and Sales to execute the Marketing and Sales plan.

Government Regulation
---------------------

We are unaware of any unusual governmental regulation and do not anticipate having to expend significant resources to comply with any governmental regulations of those jurisdictions in which we plan to produce and market our private labeled pourable food products, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements. A FDA consultant will be used to provide the proper requirements for the company.

Intellectual Property
---------------------

We do not currently hold rights to any intellectual property and have not filed for copyright or trademark protection for our name and our intended website.

Research and Development
------------------------

Since our inception to the date of this Prospectus, we have not spent any money on research and development activities.

Reports to Security Holders
---------------------------

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-732-0330. The Securities and Exchange Commission maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

                            DESCRIPTION OF PROPERTY

We maintain our business and statutory registered agent's office at 131 Bayview Drive, Osprey, FL 34229. 941-726-4383. brunopasquali1@yahoo.com.

Our office space is donated free of charge by our sole officer and director. Our office space contains, fax, phones, computer and desk.

JUMPSTART OUR BUSINESS STARTUPS ACT

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

   o Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

   o Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

   o Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

   o Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

   o Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

   (i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

   (ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

   (iii) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

   (iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

   (i)   audited financial statements required for only two fiscal years;

   (ii) selected financial data required for only the fiscal years that were audited;

   (iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in ss.14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

                               LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our common stock is not traded on any exchange. We intend to have a market maker request to have our common stock quoted on the OTC Bulletin Board once this Prospectus has been declared effective by the SEC; however, there is no guarantee that we will be able to obtain a market maker to request such a quote

There is currently no trading market for our common stock and there is no assurance that a regular trading market will ever develop. OTC Bulletin Board securities are not listed and not traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other requirements of a regional or national stock exchange.

To have our common stock listed on any of the public trading markets, including the OTC Bulletin Board, we will require a market maker to sponsor our securities. We have not yet engaged any market maker to sponsor our securities, and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for quote on the OTC Bulletin Board. This could prevent us from developing a trading market for our common stock.

HOLDERS

As of the date of this Prospectus there was one holder of record of our common stock.

DIVIDENDS

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

EQUITY COMPENSATION PLANS

As of the date of this Prospectus we did not have any equity compensation plans.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like:
"believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to "common shares" refer to the common shares in our capital stock.

Overview
--------

We are a development-stage company, incorporated in the State of Florida on February 10, 2012, as a for-profit company, and an established fiscal year of February 28/29. We have not yet generated or realized any revenues from business operations. Our auditor has issued a going concerned opinion. This means there is substantial doubt that we can continue as an on-going business for the next twelve (12) months unless we obtain additional capital to pay our bills. Accordingly, we must raise cash from sources other than loans we undertake.

From inception (February 10), through our current date, February 29, 2012, our business operations have primarily been focused on developing our business plan. We have expenses of approximately $2,600 on start-up costs (legal, accounting and administrative). We have not generated any revenue from business operations. All cash currently held by us is the result of the sale of common stock to our sole officer and director.

The proceeds from this offering will satisfy our cash requirements for up to 18 months. If we are unable to raise additional monies, we only have enough capital to cover the costs of this offering and to begin developing business plan. The expenses of this offering include the preparation of this prospectus, the filing of this registration statement and transfer agent fees. As of February 29, 2012 we had $8,900 cash on hand. This cash will not cover the expenses of this offering or our working capital requirements for even one month given the undertaking of this offering and the expenses involved.

Plan of Operations
------------------

We believe we do not have adequate funds to satisfy our working capital requirements for the next twelve months. We will need to raise additional capital to continue our operations. During the 18 months following the completion of this offering, we intend to implement our business and marketing plan. We believe we must raise an additional $500,000 to pay for expenses associated with our development over the next 18 months in addition to the $34,500 capital raise. $200,000 will be used to finance anticipated activities during Stage One of our development plan as described below, and $300,000 will be used to finance anticipated activities during Stage Two of our development plan as described below:

As of May 31, 2012, we had cash on hand of $5,472.

STAGE ONE ANTICIPATED MILESTONES
--------------------------------

Complete Business Plan

Complete and Finalize Selection/Ingredients of Pourable Food Products

Complete & Finalize Food Bloggers, Social Networking and Website

Complete & Finalize Catalog of Pourable Food Product Line

Complete and Finalize ad campaign targeting new product creations by startups.

Review and Finalize Selection of VP of Marketing/Sales.

Review and Finalize Selection of Consulting Team.

Review and Finalize Selection of Facility location.

Review and Finalize Selection of Production, Warehousing and Office Equipment.

TOTAL STAGE ONE:  0-12 Months    Estimated Budget:  $ 200,000

Note: This table above does not include costs related to commencing sales and marketing of our products.

STAGE TWO ANTICIPATED MILESTONES
--------------------------------

Execute Business Plan

Select Total Pourable Food Product Line

Execute Website, bloggers, social network

Execute Pourable Food Product Line Catalog

Execute Ad campaign targeting new product creations by start ups

Execute the Selection of VP of Marketing/Sales

Execute the Selection of Consulting Team

Execute Lease/Rental of Facility/Location.

Execute Selection of Production/Warehousing/Office Equipment

WORKING CAPITAL

TOTAL STAGE TWO:  13-18 Months    Estimated Budget:  $300,000

TOTAL STAGE ONE & TWO Estimated Budget:  $500,000

Many of the developments enumerated in Stage 2 are dependent on the completion of objectives in Stage 1 and both Stages are dependent on us securing additional financing even if we are able to sell all of the securities offered by this Prospectus. There can be no assurance that we will be able to sell any of the securities offered by this Prospectus or secure additional financing. If we are able to raise some, but not all funds required to undertake the developments in Stage ONE and Stage TWO, our management will re-examine our proposed business activities to use our resources most efficiently. In this event, our focus will likely be on spending available funds on assuring that we retain our reporting status with the SEC and developing our product to attract investors.

If we are unable to raise additional funds we will not be able to complete any of the milestones in either Stage ONE or Stage TWO. Due to the fact that many of the milestones are dependent on each other, if we do not raise any additional capital we will not be able to implement any facets of our business plan. However, the proceeds from this offering will satisfy our cash requirements for up to eighteen months.

We intend to pursue capital through public or private financing as well as borrowings and other sources in order to finance our businesses activities. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to continue our operations may be significantly hindered.

We have not yet begun the selection of any of our Pourable Private Labeled Food Products and even if we do secure adequate financing, there can be no assurance that our Pourable Private Labeled Food Products will be accepted by the marketplace and that we will be able to generate revenues.

Our management does not plan to hire any employees at this time. Our sole officer and director will be responsible for business plan development.

RESULTS OF OPERATIONS

There is no historical financial information about us upon which to base an evaluation of our performance. We have spent $ 4,128 on our operations as of May 31, 2012 on selling, general and administrative expenses and our only other activity consisted of the sale of 9,000,000 shares of our common stock to our sole officer and director for aggregate proceeds of $9,000.

We have not generated any revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See "Risk Factors"). To become profitable and competitive, we must develop the business and marketing plan and execute the plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals.

Since inception, the majority of our time has been spent creating its business plan, and preparing for a primary financial offering.

Our results of operations are summarized below:

                                          February 10, 2012
                                            (INCEPTION) TO
                                          February 29, 2012
                                              (AUDITED)
                                                 ($)
                                          -----------------
Revenue ................................              -
Cost of Revenue ........................              -
Expenses ...............................         $2,100
Net Loss ...............................         $2,100
Net Loss per Share - Basic and Diluted .          (0.00)
Weighted Average Number Shares
 Outstanding - Basic and Diluted .......      9,000,000

LIQUIDITY AND CAPITAL RESOURCES

As of the date of this prospectus, we had yet to generate any revenues from our business operations. For the period ended February 29, 2012, we issued 9,000,000 shares of common stock to our sole officer and director for cash proceeds of $9,000. We did not issue any common shares during the three month period ended February 29, 2012.

We anticipate needing a minimum of $200,000 for Stage ONE and an additional $300,000 for Stage TWO, totaling $500,000 in order to effectively execute our business plan over the next eighteen months. Currently available cash is not sufficient to allow us to commence full execution of our business plan. Our business expansion will require significant capital resources that may be funded through the issuance of common stock or of notes payable or other debt arrangements that may affect our debt structure. Despite our current financial status we believe that we may be able to issue notes payable or debt instruments in order to start executing our business plan. However, there can be no assurance that we will be able to raise money in this fashion and have not entered into any agreements that would obligate a third party to provide us with capital.

Through May 31, 2012, we spent $4,128 on general operating expenses. We raised the cash amounts to be used in these activities from the sale of common stock to our Sole officer and director.

As of May 31, 2012 we had $5,472 cash on hand.

To date, the Company has managed to keep our monthly cash flow requirement low for two reasons. First, our Sole officer does not draw a salary at this time. Second, the Company has been able to keep our operating expenses to a minimum by operating in space owned by our Sole officer and will be only paying the direct expenses associated with our business operations.

As of the date of this registration statement, we believe the current funds available to the Company should be sufficient to maintain our reporting status. If the Company is unable to maintain its reporting status with the SEC, it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

The Company currently has no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

If the Company is unable to raise the funds, partially through this offering, the Company will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that the Company will be able to keep costs from being more than these estimated amounts or that the Company will be able to raise such funds. Even if we sell all shares offered through this registration statement, we expect that the Company will seek additional financing in the future. However, the Company may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, the Company may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that the Company will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See
Note 2 of our financial statements.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although the Company has adopted a Code of Ethics and Business Conduct the Company has not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, the Company is not required to do so. The Company has not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, the Company may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

INFLATION

The effect of inflation on our revenues and operating results has not been significant.

CRITICAL ACCOUNTING POLICIES

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete quote of these policies is included in Note 3 of the notes to our financial statements for the year ended February 29, 2012. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

The Company has elected to use the extended transition period for complying with new or revised financial accounting standards available under Section 102(b)(2)(B) of the Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

      USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      RESEARCH AND DEVELOPMENT EXPENSES - Expenditures for research, development, and engineering of products will be expensed as incurred.

      EARNINGS (LOSS) PER SHARE - Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered antidilutive and thus are excluded from the calculation. At February 29, 2012 the Company did not have any potentially dilutive common shares.

We need to raise $500,000 (in addition to the $34,800 we are seeking to raise through this "best efforts" offering) to fully implement our business plan. The funds raised in this offering, assuming we sell all the shares being offered, will satisfy our planning operations over the next 18 months but will be insufficient to commercialize our manufacturing service or fully develop our business strategy. If no shares are sold in this offering, we will only be able to maintain our reporting status with the SEC for one year.

          CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

Peter Messineo, CPA, has audited our Financial Statements for the period from February 10, 2012 (date of inception) through February 29, 2012 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure during the two fiscal years and interim period.

                      CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to our officers and directors, and critical employees. The Code of Business Conduct and Ethics are attached to this registration statement as Exhibits 14-1.

                                   MANAGEMENT

Officers and Directors
----------------------

Our Sole officer and director will serve until his successor is elected and qualified. Our officers are elected by the board of directors to a term of one
(1) year and serve until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our president, secretary/treasurer, and director and vice president is set forth below:

NAME AND ADDRESS        AGE   POSITION(S)
---------------------   ---   --------------------------------------------------
Bruno O. Pasquali        61   President, Secretary/ Treasurer
131 Bayview Drive             Sole Officer
Osprey, FL 34229              Principal Financial Officer and Sole member of the
                              Board of Directors

The person named above has held his offices/positions since the inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

Business Experience
-------------------

MR. BRUNO O. PASQUALI, SOLE OFFICER AND DIRECTOR

Mr. Pasquali, is our founder and has served as our sole officer and director since our inception.

Spanish Pointe Marina Restaurant and Pub, Osprey, Florida           2010-2011
Proprietor

   o  Management of restaurant serving continental eclectic cuisine
   o  Hire, train and direct chefs, servers, bartenders
   o  Select live entertainment and event planning

New York, New York, Sarasota, Florida                               2009-2010
General Manager

   o  Management of restaurant serving continental eclectic cuisine
   o  Hire, train and direct chefs, servers, bartenders
   o  Select live entertainment and event planning

La Famiglia, Sarasota, Florida                                      2008-2009
Proprietor

   o Management of front and back of the house, labor, scheduling and all other facets of the business
   o  Serving family style Italian cuisine

Ferrari's, Sarasota, Florida                                        2001-2008
Proprietor

   o  Management of restaurant serving Italian and Continental cuisine
   o  Hire, train and direct chefs, servers and bartenders
   o  Implemented a delivery services to increase sales volume

Portobello Waterfront Restaurant, Sarasota, Florida                 1996-2001
Proprietor

   o  Management of restaurant serving Italian cuisine and fresh seafood
   o  High volume of over $2 million annually
   o  Hire, train and direct chefs, servers and bartenders

Pickwick Hotel, Bethpage, New York                                  1985-1995

   o  Management of 175 room hotel, lounge and conference suites
   o  Full menu service and 24 hour a day room service

Education and Qualification

   o  SUNY Oneonta University, Master's Degree in Criminology - 1978
   o  Culinary Institute of America, Hyde Park, New York - 1985
   o  Fluent in several languages including Italian, Spanish, German and French.
   o Certified Food Safety Manager - National Registry of Food Safety Professionals

OTHER DIRECTORSHIPS
-------------------

Mr. Pasquali, does not hold, and has not held during the past five years, any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

                             CONFLICTS OF INTEREST

Mr. Pasquali, is not obligated to commit his full time and attention to our business and, accordingly, he may encounter a conflict of interest in allocating his time between our operations and those of other businesses. In the course of his other business activities, he may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which he owes a fiduciary duty. As a result, he may have conflicts of interest in determining to which entity a particular business opportunity should be presented. He may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

   o  the corporation could financially undertake the opportunity;

   o  the opportunity is within the corporation's line of business; and

   o it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

                      COMMITTEES OF THE BOARD OF DIRECTORS

Our Sole director has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by our Sole director. Because we do not have any independent directors, our Sole director believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Sole director established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Sole director has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future.

While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our Board will participate in the consideration of director nominees.

Our Sole director is not an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-K. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

   o understands generally accepted accounting principles and financial statements,

   o is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

   o has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

   o  understands internal controls over financial reporting, and

   o  understands audit committee functions.

Our Board of Directors is comprised solely of Mr. Pasquali, who was integral to our formation and who is involved in our day to day operations. While we would prefer to have an audit committee financial expert on our board of directors, Mr. Pasquali, does not have a professional background in finance or accounting. As with most small, early stage companies until such time our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, the Company does not have any immediate prospects to attract independent directors. When the Company is able to expand our Board of Directors to include one or more independent directors, the Company intends to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and the Company is not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

WE DO NOT HAVE ANY INDEPENDENT DIRECTORS AND THE COMPANY HAS NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are these that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although we have adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions where being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

                             EXECUTIVE COMPENSATION

We have made no provisions for paying cash or non-cash compensation to our sole officer and director. No salaries are being paid at the present time, no salaries or other compensation were paid in cash, or otherwise, for services performed prior to February 10, 2012, our date of inception, and no compensation will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (February 10, 2012) through February 29, 2012.

                                    SUMMARY COMPENSATION TABLE

Name                                              Non-Equity    Non-Qualified
and                             Stock   Option  Incentive Plan    Deferred
principal        Salary  Bonus  Awards  Awards   Compensation   Compensation    All Other    Total
position   Year    ($)    ($)    ($)     ($)         ($)        Earnings ($)   Compensation   ($)
---------  ----  ------  -----  ------  ------  --------------  -------------  ------------  -----
Bruno O.
Pasquali
President  2012     0      0       0       0           0              0              0         0

We have not paid any salaries to our Sole officer and director as of the date of this Prospectus. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of February 29, 2012.

                                        OPTION AWARDS                                            STOCK AWARDS
          --------------------------------------------------------------  ----------------------------------------------
                                                                                                                Equity
                                                                                                              Incentive
                                                                                                    Equity       Plan
                                                                                                  Incentive     Awards:
                                                                                                     Plan     Market or
                                        Equity                                                      Awards:     Payout
                                       Incentive                                                  Number of    Value of
                                         Plan                                           Market     Unearned    Unearned
           Number of                    Awards:                           Number of    Value of     Shares,     Shares,
          Securities     Number of     Number of                          Shares or   Shares or    Units or    Units or
          Underlying     Securities   Securities                           Units of    Units of     Other       Other
          Unexercised   Underlying    Underlying                            Stock       Stock       Rights      Rights
            Option      Unexercised   Unexercised   Option      Option    That Have   That Have   That Have   That Have
              (#)       Options (#)    Unearned    Exercise   Expiration     Not         Not          Not        Not
Name      Exercisable  Unexercisable  Options (#)  Price ($)     Date     Vested (#)  Vested ($)  Vested (#)  Vested (#)
--------  -----------  -------------  -----------  ---------  ----------  ----------  ----------  ----------  ----------
Bruno
Pasquali       -             -             -           -           -           -           -           -           -

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Our sole director has not adopted a stock option plan. We have no plans to adopt a stock option plan, but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. We may develop an incentive based stock option plan for our officers and directors and may reserve up to 10% of our outstanding shares of common stock for that purpose.

OPTIONS GRANTS DURING THE LAST FISCAL YEAR / STOCK OPTION PLANS

We do not currently have a stock option plan in favor of any director, officer, consultant or employee of our company. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our sole director and officer since our inception; accordingly, no stock options have been granted or exercised by our sole director and officer since we were founded.

AGGREGATED OPTIONS EXERCISES IN LAST FISCAL YEAR

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our Sole director and officer since our inception; accordingly, no stock options have been granted or exercised by our Sole director and officer since we were founded.

LONG-TERM INCENTIVE PLANS AND AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to our sole director and officer or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our sole director and officer or employees or consultants since we were founded.

COMPENSATION OF DIRECTORS

Our Sole director is not compensated by us for acting as such. he is reimbursed for reasonable out-of-pocket expenses incurred. There are no arrangements pursuant to which our Sole director is or will be compensated in the future for any services provided as a director.

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS

There are no employment contracts or other contracts or arrangements with our officers or directors other than those disclosed in this report. There are no compensation plans or arrangements, including payments to be made by us, with respect to Bruno O. Pasquali, that would result from his resignation, retirement or any other termination. There are no arrangements for directors, officers or employees that would result from a change-in-control.

INDEBTEDNESS OF DIRECTORS, SENIOR OFFICERS, EXECUTIVE OFFICERS AND OTHER MANAGEMENT

Neither our Sole officer and director nor any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

DIRECTOR COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our Sole director for all services rendered in all capacities to us for the period from inception (February 10, 2012) through February 29, 2012.

                             DIRECTOR COMPENSATION

                                                   Changes in
                                                 Pension Value
                                                      And
           Fees                     Non-Equity   Non-Qualified    All
          Earned                    Incentive      Deferred      Other
          or Paid   Stock  Option      Plan      Compensation   Compen-
          in Cash  Awards  Awards  Compensation    Earnings     sation   Total
Name        ($)      ($)     ($)        ($)           ($)         ($)     ($)
--------  -------  ------  ------  ------------  -------------  -------  -----
Bruno
Pasquali     0        0       0          0             0           0       0

At this time, we have not entered into any employment agreements with our Sole officer and director. If there is sufficient cash flow available from our future operations, we may enter into employment agreements with our sole officer and director or future key staff members.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what his ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

                   Name and Address of       Amount and Nature of     Percent of
Title of Class     Beneficial Owner [1]      Beneficial Ownership     Class [2]
--------------     ---------------------     --------------------     ----------
Common Stock       Mr. Bruno O. Pasquali           9,000,000             100%
                   131 Bayview Drive
                   Osprey, FL  34229

                   All Officers and                9,000,000             100%
                   Directors as a Group
                   (1 person)

[1] The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, Samuel Bronfman is the only "promoter" of our company. Mr. Bruno Pasquali is also our Sole officer and director.

[2] Based on 9,000,000 shares issued and outstanding as of the date of this Prospectus

CHANGE IN CONTROL

We are not aware of any arrangement that might result in a change in control of our company in the future.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On February 10, 2012 we issued 9,000,000 shares of our common stock to our Sole officer and director at $0.001 per share for aggregate proceeds of $9,000.

There have been no other transactions since our audit date, February 29, 2012, or any currently proposed transactions in which we are, or plan to be, a participant and in which any related person had or will have a direct or indirect material interest.

DIRECTOR INDEPENDENCE

Our securities are intended to be quoted on the OTC Bulletin Board which does not have any director independence requirements. Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

           DISCLOSURE OF COMMISSION'S POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Neither our Articles of Incorporation nor our Bylaws provide for indemnification of our directors. However, Section 607.0850 of the Florida Statutes provides indemnification of officers, directors, employees, and agents.

The general effect of the foregoing is to indemnify a control person, officer or director from liability under certain circumstances, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                          REPORTS TO SECURITY HOLDERS

After this registration statement becomes effective, we will be subject only to the limited reporting requirements of Section 15(d) of the Exchange Act. Pursuant to Section 15(d), we will only be required to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K with the SEC. These reports may be accessed free of charge through the SEC's website at http://www.sec.gov.

However, since we will be subject only to the limited reporting requirements of
Section 15(d) of the Exchange Act, even these limited reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if on the first day of any fiscal year other than the fiscal year in which our registration statement became effective, there are fewer than 300 shareholders. If we do not become a reporting issuer and instead make a decision to suspend our public reporting, we will no longer be obligated to file periodic reports with SEC and your access to our business information will be restricted. In addition, if we do not become a reporting issuer, we will not be required to furnish proxy statements to security holders, and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.

                      WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549, under the Securities Act of 1933 a registration statement on Form S-1 of which this prospectus is a part, with respect to the common shares offered hereby. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

In the Registration Statement, certain items of which are contained in exhibits and schedules as permitted by the rules and regulations of the Securities and Exchange Commission. You can obtain a copy of the Registration Statement from the Securities and Exchange Commission by mail from the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's telephone number is 1-800-SEC-0330 (1-800-732-0330). These SEC filings are also available to the public from commercial document retrieval services.

You should rely only on the information contained in this prospectus. No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by First Independence Corp. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, we will act as our own transfer agent.

                              FINANCIAL STATEMENTS
                            FIRST INDEPENDENCE CORP.
                       (A Development Stage Corporation)

For the Period from February 10, 2012 (Date of Inception) through February 29, 2012.

                                    CONTENTS

Financial Statements:

Report of Independent Registered Public Accounting Firm ............         F-2

Balance Sheet ......................................................         F-3

Statement of Operations ............................................         F-4

Statement of Stockholder's Equity ..................................         F-5

Statement of Cash Flows ............................................         F-6

Notes to Financial Statements ......................................  F-7 - F-11

                              Peter Messineo, CPA
                      1982 Otter Way Palm Harbor FL 34685
                         T 727.421.6268 F 727.674.0511

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders: First Independence Corp.

I have audited the balance sheets of First Independence Corp. as of February 29, 2012 and the related statement of operations, changes in stockholder's equity, and cash flows for the period February 10, 2012 (date of inception) through February 29, 2012. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements were free of material misstatement. The Company was not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of First Independence Corp. as of February 29, 2012, and the results of its operations and its cash flows for the period February 10, 2012 (Date of Inception) through February 29, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no revenues from operation, has not emerged from the development stage, and is requiring traditional financing or equity funding to commence its operating plan. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Further information and management's plans in regard to this uncertainty are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Peter Messineo, CPA
Peter Messineo, CPA
Palm Harbor, Florida
March 5, 2012

                            FIRST INDEPENDENCE CORP.
                       (A Development Stage Corporation)

                                 Balance Sheet

                                     ASSETS
                                     ------

                                                                   FEBRUARY 29,
                                                                       2012
                                                                   ------------

CURRENT ASSETS
  Cash and cash equivalents .....................................  $      8,900
                                                                   ------------
    Total current assets ........................................         8,900
                                                                   ------------

                                                                   ------------
  TOTAL ASSETS ..................................................  $      8,900
                                                                   ============


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES
  Accounts payable & Accrued liabilities ........................  $      2,000
                                                                   ------------
    Total liabilities ...........................................         2,000
                                                                   ============


STOCKHOLDERS' EQUITY
  Capital Stock (Note 4)
    Authorized:
      250,000,000 common shares, $0.0001 par value
    Issued and outstanding:
      9,000,000 common shares ...................................  $        900
  Additional paid-in capital ....................................         8,100
  Deficit accumulated during the development stage ..............        (2,100)
                                                                   ------------
    Total Stockholders' Equity ..................................  $      6,900
                                                                   ------------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ....................  $      8,900
                                                                   ============

    The accompanying notes are an integral part of the financial statements.

                            FIRST INDEPENDENCE CORP.
                       (A Development Stage Corporation)

                            Statement of Operations

                                                               FOR THE PERIOD
                                                               FROM INCEPTION
                                                              FEBRUARY 10, 2012
                                                                      TO
                                                              FEBRUARY 29, 2012
                                                              -----------------

REVENUES ...................................................  $              --
                                                              -----------------

EXPENSES
  General & Administrative .................................  $             100
  Professional Fees ........................................              2,000
                                                              -----------------

Loss Before Income Taxes ...................................  $          (2,100)
                                                              -----------------

Provision for Income Taxes .................................                 --
                                                              -----------------

Net Loss ...................................................  $          (2,100)
                                                              =================

PER SHARE DATA:

  Basic and diluted loss per common share ..................  $              --
                                                              =================

  Basic and diluted weighted Average Common shares
   outstanding .............................................          9,000,000
                                                              =================

    The accompanying notes are an integral part of the financial statements.

                                FIRST INDEPENDENCE CORP.
                            (A Development Stage Corporation)

                            Statement of Stockholders' Equity
                                                                     DEFICIT
                                                                   ACCUMULATED
                                      COMMON STOCK     ADDITIONAL  DURING THE
                                   ------------------   PAID-IN    DEVELOPMENT
                                     SHARES    AMOUNT   CAPITAL       STAGE       TOTAL
                                   ----------  ------  ----------  -----------  ---------
Inception - February 10, 2012 ...           -  $    -  $        -  $         -  $       -

  Common shares issued to Founder
  for cash at $0.001 per share
  (par value $0.0001) on
  February 10, 2012 .............   9,000,000     900       8,100            -      9,000

Loss for the period from
 inception on February 10, 2012
 to February 29, 2012 ...........           -       -           -       (2,100)    (2,100)
                                   ----------  ------  ----------  -----------  ---------

Balance - February 29, 2012 .....   9,000,000  $  900  $    8,100  $    (2,100) $   6,900
                                   ==========  ======  ==========  ===========  =========

        The accompanying notes are an integral part of the financial statements.

                                           F-5

                            FIRST INDEPENDENCE CORP.
                       (A Development Stage Corporation)

                            Statement of Cash Flows

                                                               FOR THE PERIOD
                                                               FROM INCEPTION
                                                              FEBRUARY 10, 2012
                                                                      TO
                                                              FEBRUARY 29, 2012
                                                              -----------------

OPERATING ACTIVITIES

  Net Loss .................................................  $          (2,100)
                                                              -----------------

  Changes in Operating Assets and Liabilities:
    Increase (decrease) in accounts payable
     and accrued liabilities ...............................              2,000
                                                              -----------------
  Net cash used in operating activities ....................               (100)
                                                              -----------------

FINANCING ACTIVITIES

  Capital Stock ............................................                900
  Paid-in Capital ..........................................              8,100
                                                              -----------------
  Net Cash Provided by Financing Activities ................              9,000
                                                              -----------------


INCREASE IN CASH AND CASH EQUIVALENTS ......................              8,900

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD ...........                 --
                                                              -----------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD .................  $           8,900
                                                              =================


Supplemental Cash Flow Disclosures:

  Cash paid for:
    Interest expense .......................................  $              --
                                                              =================
    Income taxes ...........................................  $              --
                                                              =================

    The accompanying notes are an integral part of the financial statements.

                            FIRST INDEPENDENCE CORP.
                       (A Development Stage Corporation)

                         Notes to Financial Statements

For the Period from February 10, 2012 (Date of Inception) through February 29, 2012.

1. BACKGROUND INFORMATION

First Independence Corp. (the "Company"), a Florida corporation, was formed to private label pourable food products for start-ups, local and national supermarket chains and specialty stores.

The Company was incorporated on February 10, 2012 (Date of Inception) with its corporate headquarters located in Osprey, Florida and its year-end is February 29, 2012.

2. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended February 29, 2012, the Company had no operations. As of February 29, 2012, the Company has not emerged from the development stage. In view of these matters, the Company's ability to continue as a going concern is dependent upon the Company's ability to begin operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

3. SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies followed are:

   USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   CASH AND CASH EQUIVALENTS - All cash, other than held in escrow, is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits. Temporary cash investments with an original maturity of three months or less are considered to be cash equivalents.

   RESEARCH AND DEVELOPMENT EXPENSES - Expenditures for research, development, and engineering of products are expensed as incurred. There has been no research and development cost incurred for the period February 10, 2012,(date of inception) through February 29, 2012.

   COMMON STOCK - The Company records common stock issuances when all of the legal requirements for the issuance of such common stock have been satisfied.

   REVENUE AND COST RECOGNITION - The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

                            FIRST INDEPENDENCE CORP.
                       (A Development Stage Corporation)

                         Notes to Financial Statements

   ADVERTISING COSTS - The Company's policy regarding advertising is to expense advertising when incurred. There has been no advertising cost incurred for the three months ended February 29, 2012 or for the period February 10, 2012 (date of inception) through February 29, 2012.

   INCOME TAXES - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

   The Company adopted the provisions of FASB ASC 740-10 "Uncertainty in Income Taxes" (ASC 740-10), on January 1, 2007. The Company has not recognized a liability as a result of the implementation of ASC 740-10. A reconciliation of the beginning and ending amount of unrecognized tax benefits has not been provided since there is no unrecognized benefit since the date of adoption. The Company has not recognized interest expense or penalties as a result of the implementation of ASC 740-10. If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

   EARNINGS (LOSS) PER SHARE - Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti dilutive and thus are excluded from the calculation. At February 29, 2012, the Company did not have any potentially dilutive common shares.

   FINANCIAL INSTRUMENTS - In October 2006, the Financial Accounting Standards Board (FASB) introduced a framework for measuring fair value and expanded required disclosure about fair value measurements of assets and liabilities. The Company adopted the standard for those financial assets and liabilities as of the beginning of the 2008 fiscal year and the impact of adoption was not significant. FASB Accounting Standards Codification (ASC) 820 "Fair Value Measurements and Disclosures" (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted listed prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

                            FIRST INDEPENDENCE CORP.
                       (A Development Stage Corporation)

                         Notes to Financial Statements

      o Level 1 - Unadjusted listed prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

      o Level 2 - Inputs other than listed prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

      o Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

   Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of February 29, 2012. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accounts receivable, other current assets, accounts payable, accrued compensation and accrued expenses. The fair value of the Company's notes payable is estimated based on current rates that would be available for debt of similar terms which is not significantly different from its stated value.

   On February 10, 2012, the Company applied ASC 820 for all non-financial assets and liabilities measured at fair value on a non-recurring basis. The adoption of ASC 820 for non-financial assets and liabilities did not have a significant impact on the Company's financial statements.

RECENT ACCOUNTING PRONOUNCEMENTS

   From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, we believe that the impact of recently issued standards that are not yet effective will not have a material impact on our financial position or results of operations upon adoption.

   In December 2011, the FASB issued ASU 2011-11, Balance Sheet (Topic 210):
   Disclosures about Offsetting Assets and Liabilities (ASU 2011-11). This newly issued accounting standard requires an entity to disclose both gross and net information about instruments and transactions eligible for offset in the statement of financial position as well as instruments and transactions executed under a master netting or similar arrangement and was issued to enable users of financial statements to understand the effects or potential effects of those arrangements on its financial position. This ASU is required to be applied retrospectively and is effective for fiscal years, and interim periods within those years, beginning on or after January 1, 2013. As this accounting standard only requires enhanced disclosure, the adoption of this standard is not expected to have an impact our financial position or results of operations.

                            FIRST INDEPENDENCE CORP.
                       (A Development Stage Corporation)

                         Notes to Financial Statements

   In June 2011, the FASB issued ASU No. 2011-05, "Comprehensive Income (Topic
   220): Presentation of Comprehensive Income" (ASU 2011-05). This newly issued accounting standard (1) eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders' equity; (2) requires the consecutive presentation of the statement of net income and other comprehensive income; and (3) requires an entity to present reclassification adjustments on the face of the financial statements from other comprehensive income to net income. The amendments in this ASU do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income nor do the amendments affect how earnings per share is calculated or presented. In December 2011, the FASB issued ASU No. 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05, which defers the requirement within ASU 2011-05 to present on the face of the financial statements the effects of reclassifications out of accumulated other comprehensive income on the components of net income and other comprehensive income for all periods presented. During the deferral, entities should continue to report reclassifications out of accumulated other comprehensive income consistent with the presentation requirements in effect prior to the issuance of ASU 2011-05. These ASUs are required to be applied retrospectively and are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. As these accounting standards do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income, the adoption of these standards is not expected to have an impact on our financial position or results of operations.

   In May 2011, the FASB issued ASU No. 2011-04, "Fair Value Measurement (Topic
   820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs" (ASU 2011-04). This newly issued accounting standard clarifies the application of certain existing fair value measurement guidance and expands the disclosures for fair value measurements that are estimated using significant unobservable (level 3) inputs. This ASU is effective on a prospective basis for annual and interim reporting periods beginning on or after December 15, 2011. The adoption of this standard is not expected to have a material impact on our financial position or results of operations.

Other recent accounting pronouncements issued by the FASB (including its EITF), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements.

                            FIRST INDEPENDENCE CORP.
                       (A Development Stage Corporation)

                         Notes to Financial Statements

4. RELATED PARTY TRANSACTIONS

On February 10, 2012, the Company sold 9,000,000 shares of common stock to its founder for $0.001 per share.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

The above terms and amounts are not necessarily indicative of the terms and amounts that would have been incurred had comparable transactions been entered into with independent parties.

5. INCOME TAXES

There are no current or deferred income tax expense or benefit for the period ended February 29, 2012.

The provision for income taxes is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The items causing this difference are as follows:

                                                          February 10, 2012
                                                     (Date of Inception) through
                                                          February 29, 2012
                                                     ---------------------------
Tax benefit at U.S. statutory rate ...............   $                        -
State income tax benefit, net of federal benefit .                            -
                                                     ---------------------------
                                                     $                        -
                                                     ===========================

The Company did not have any temporary differences for the period from February 10, 2012 (Date of Inception) through February 29, 2012.

6. SUBSEQUENT EVENTS

As of March 5, 2011, the date the audited financial statements were available to be issued, there are no other subsequent events that are required to be recorded or disclosed in the accompanying financial statements as of and for the period ended February 29, 2012.

                              FINANCIAL STATEMENTS
                            FIRST INDEPENDENCE CORP.

                       (A Development Stage Corporation)

 For the Period from February 10, 2012 (Date of Inception) through May 31, 2012

                                    CONTENTS

Financial Statements:

Balance Sheet ......................................................        F-13

Statement of Operations ............................................        F-14

Statement of Stockholder's Equity ..................................        F-15

Statement of Cash Flows ............................................        F-16

Notes to Financial Statements ...................................... F-17 - F-20

                            FIRST INDEPENDENCE CORP.
                       (A Development Stage Corporation)

                                 Balance Sheet

                                     ASSETS
                                     ------
                                                               AS OF
                                                     --------------------------
                                                        MAY 31,    FEBRUARY 29,
                                                         2012          2012
                                                      (unaudited)   (audited)
                                                     ------------  ------------

CURRENT ASSETS
  Cash and cash equivalents .......................  $      5,472  $      8,900
                                                     ------------  ------------
    Total current assets ..........................         5,472         8,900
                                                     ------------  ------------

                                                     ------------  ------------
  TOTAL ASSETS ....................................  $      5,472  $      8,900
                                                     ============  ============


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES
  Accounts payable & Accrued liabilities ..........  $        600  $      2,000
                                                     ------------  ------------
    Total liabilities .............................           600         2,000
                                                     ============  ============


STOCKHOLDERS' EQUITY
  Capital Stock (Note 4)
    Authorized:
      250,000,000 common shares, $0.0001 par value
    Issued and outstanding:
      9,000,000 common shares .....................  $        900  $        900
  Additional paid-in capital ......................         8,100         8,100
  Deficit accumulated during the development stage         (4,128)       (2,100)
                                                     ------------  ------------
    Total Stockholders' Equity ....................  $      4,872  $      6,900
                                                     ------------  ------------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ......  $      5,472  $      8,900
                                                     ============  ============

    The accompanying notes are an integral part of the financial statements.

                            FIRST INDEPENDENCE CORP.
                       (A Development Stage Corporation)

                            Statement of Operations

                                                               FOR THE PERIOD
                                               THREE MONTHS    FROM INCEPTION
                                                  ENDED       FEBRUARY 10, 2012
                                               MAY 31, 2012           TO
                                                UNAUDITED        MAY 31, 2012
                                               ------------   -----------------

REVENUES ....................................  $         --   $              --
                                               ------------   -----------------

EXPENSES
  General & Administrative ..................  $         --   $             100
  Professional Fees .........................         2,028               4,028
                                               ------------   -----------------

Loss Before Income Taxes ....................  $     (2,028)  $          (4,128)
                                               ------------   -----------------

Provision for Income Taxes ..................            --                  --
                                               ------------   -----------------

Net Loss ....................................  $     (2,028)  $          (4,128)
                                               ============   =================

PER SHARE DATA:

  Basic and diluted loss per common share ...  $      (0.00)
                                               ============

  Basic and diluted weighted average
   common shares outstanding ................     9,000,000
                                               ============

    The accompanying notes are an integral part of the financial statements.

                                FIRST INDEPENDENCE CORP.
                            (A Development Stage Corporation)

                            Statement of Stockholders' Equity
                                                                     DEFICIT
                                                                   ACCUMULATED
                                      COMMON STOCK     ADDITIONAL  DURING THE
                                   ------------------   PAID-IN    DEVELOPMENT
                                     SHARES    AMOUNT   CAPITAL       STAGE       TOTAL
                                   ----------  ------  ----------  -----------  ---------
Inception - February 10, 2012 ...           -  $    -  $        -  $         -  $       -

  Common shares issued to Founder
  for cash at $0.001 per share
  (par value $0.0001) on
  February 10, 2012 .............   9,000,000     900       8,100            -      9,000

Loss for the period from
 inception on February 10, 2012
 to February 29, 2012 ...........           -       -           -       (2,100)    (2,100)
                                   ----------  ------  ----------  -----------  ---------

Balance - February 29, 2012
 (Audited) ......................   9,000,000  $  900  $    8,100  $    (2,100) $   6,900
                                   ==========  ======  ==========  ===========  =========

Net Loss for the period ended
 May 31, 2012 ...................           -       -           -       (2,028)    (2,028)
                                   ----------  ------  ----------  -----------  ---------

Balance - May 31, 2012 ..........   9,000,000  $  900  $    8,100  $    (4,128) $   4,872
                                   ==========  ======  ==========  ===========  =========

        The accompanying notes are an integral part of the financial statements.

                                           F-15

                            FIRST INDEPENDENCE CORP.
                       (A Development Stage Corporation)

                            Statement of Cash Flows

                                                               FOR THE PERIOD
                                                               FROM INCEPTION
                                               THREE MONTHS   FEBRUARY 10, 2012
                                                   ENDED               TO
                                               MAY 31, 2012      MAY 31, 2012
                                               ------------   -----------------

OPERATING ACTIVITIES

  Net Loss ..................................  $     (2,028)  $          (4,128)
                                               ------------   -----------------

  Changes in Operating Assets and
   Liabilities:
    Increase (decrease) in accounts payable
     and accrued liabilities ................        (1,400)                600
                                               ------------   -----------------
  Net cash used in operating activities .....        (3,428)             (3,528)
                                               ------------   -----------------

FINANCING ACTIVITIES

  Capital Stock issued for cash .............            --                 100
  Paid-in Capital ...........................            --               8,900
                                               ------------   -----------------
  Net cash provided by financing activities .            --               9,000
                                               ------------   -----------------


INCREASE IN CASH AND CASH EQUIVALENTS .......        (3,428)              5,472

CASH AND CASH EQUIVALENTS AT BEGINNING OF
 PERIOD .....................................         8,900                  --
                                               ------------   -----------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD ..  $      5,472   $           5,472
                                               ============   =================


Supplemental Cash Flow Disclosures:

  Cash paid for:
    Interest expense ........................  $         --   $              --
                                               ============   =================
    Income taxes ............................  $         --   $              --
                                               ============   =================

    The accompanying notes are an integral part of the financial statements.

                            FIRST INDEPENDENCE CORP.
                       (A Development Stage Corporation)
                         Notes to Financial Statements

NOTE 1. BACKGROUND INFORMATION

First Independence Corp. (the "Company"), a Florida corporation, was formed to private label pourable food products for start-ups, local and national supermarket chains and specialty stores. . The Company was incorporated on February 10, 2012 (Date of Inception) with its corporate headquarters located in Osprey, Florida and its year-end is February 29, 2012.

NOTE 2. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended May 31, 2012, the Company had no operations. As of May 31, 2012, the Company has not emerged from the development stage. In view of these matters, the Company's ability to continue as a going concern is dependent upon the Company's ability to begin operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3. SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies followed are:

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FINANCIAL INSTRUMENTS - The Company's balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

CASH AND CASH EQUIVALENTS - All cash, other than held in escrow, is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits. Temporary cash investments with an original maturity of three months or less are considered to be cash equivalents.

                            FIRST INDEPENDENCE CORP.
                       (A Development Stage Corporation)
                         Notes to Financial Statements

DEFERRED INCOME TAXES AND VALUATION ALLOWANCE - The Company accounts for income taxes under FASB ASC 740 "Income Taxes." Under the asset and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

RESEARCH AND DEVELOPMENT EXPENSES - Expenditures for research, development, and engineering of products are expensed as incurred. There has been no research and development cost incurred for the period February 10, 2012 (date of inception) through May 31, 2012.

COMMON STOCK - The Company records common stock issuances when all of the legal requirements for the issuance of such common stock have been satisfied.

NET INCOME (LOSS) PER COMMON SHARE - Net income (loss) per share is calculated in accordance with FASB ASC 260, "Earnings Per Share." The weighted-average number of common shares outstanding during each period is used to compute basic earning or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at May 31, 2012. As of May 31, 2012, the Company had no dilutive potential common shares.

REVENUE AND COST RECOGNITION - The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

ADVERTISING COSTS - The Company's policy regarding advertising is to expense advertising when incurred. There has been no advertising cost incurred for the three months ended May 31, 2012 or for the period February 10, 2012 (date of inception) through May 31, 2012.

RECENTLY ACCOUNTING PRONOUNCEMENTS

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification(TM) ("ASC") is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company. Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company's present or future financial statements.

                            FIRST INDEPENDENCE CORP.
                       (A Development Stage Corporation)
                         Notes to Financial Statements

NOTE 4. INCOME TAXES - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

                                                      FEBRUARY 10, 2012
                                                     (DATE OF INCEPTION)
                                                           THROUGH
                                                         MAY 31, 2012
                                                     -------------------
Tax benefit at U.S. statutory rate ..............    $                --
State income tax benefit, net of federal benefit.                     --
                                                     -------------------
                                                     $                --
                                                     ===================

The Company did not have any temporary differences for the period from February 10, 2012 (Date of Inception) through May 31, 2012.

The Company adopted the provisions of FASB ASC 740-10 "Uncertainty in Income Taxes" (ASC 740-10), on February 10, 2012. The Company has not recognized a liability as a result of the implementation of ASC 740-10. A reconciliation of the beginning and ending amount of unrecognized tax benefits has not been provided since there is no unrecognized benefit since the date of adoption. The Company has not recognized interest expense or penalties as a result of the implementation of ASC 740-10. If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

NOTE 5. SHAREHOLDER'S EQUITY

COMMON STOCK

The authorized common stock of the Company consists of 250,000,000 shares with a par value of $0.0001. The Company issued 9,000,000 shares of our $.0001 par value common stock to Bruno Pasquali, our CEO and sole Director, on February 10, 2012 for cash in the amount of $9,000 (per share price of $.001).

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

                            FIRST INDEPENDENCE CORP.
                       (A Development Stage Corporation)
                         Notes to Financial Statements

NOTE 6. RELATED PARTY TRANSACTIONS

On February 10, 2012, the Company sold 9,000,000 shares of common stock to its founder for $0.001 per share.

The officer and director of the Company is or may be involved in other business activities and may, in the future, become involved in other business opportunities that become available. He may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at a minimum charge.

The above is not necessarily indicative of the amounts that would have been incurred had a comparable transaction been entered into with independent parties.

NOTE 7. COMMITMENTS AND CONTINGENCY

From time to time the Company may be a party to litigation matters involving claims against the Company. Management believes that there are no current matters that would have a material effect on the Company's financial position or results of operations.

NOTE 8. SUBSEQUENT EVENTS

Management has evaluated subsequent events and is not aware of any significant events that occurred subsequent to the balance sheet date but prior to the filing of this registration with the Securities and Exchange Commission ("SEC") which would have a material effect upon the Company.

              PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Title XXXVI, Chapter 607, of the Florida Statutes (the "Florida Business Corporation Act") permits, but does not require, corporations to indemnify a director, officer or control person of the corporation for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, unless the Articles of Incorporation provide otherwise, whether or not the corporation has provided for indemnification in its Articles of Incorporation. Our Articles do not provide for any additional indemnification.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Florida law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

Securities and Exchange Commission registration fee.................    $      5
Federal Taxes.......................................................    $      -
State Taxes and Fees................................................    $      -
Printing Fees.......................................................    $    245
Transfer Agent Fees.................................................    $  1,250
Accounting fees and expenses........................................    $  3,000
Legal fees and expenses.............................................    $  4,000
                                                                        --------
TOTAL ..............................................................    $  8,500
                                                                        ========

RECENT SALES OF UNREGISTERED SECURITIES

During the last three fiscal years we have had the following issuances of unregistered securities:

In February 10, of 2012, we issued 9,000,000 shares to Mr.Pasquali, the Company's founder, in exchange for cash of $9,000. We relied upon Section 4(2) of the Securities Act, which exempts from registration "transactions by an issuer not involving any public offering

It is our belief Mr. Pasquali, had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the investment and therefore did not need the protections offered by registering their shares under Securities and Act of 1933, as amended. Mr. Pasquali, certified that he was purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

                                    EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.      DOCUMENT DESCRIPTION
-----------      --------------------
3.1 *            Articles of Incorporation of First Independence Corp.
3.2 *            Bylaws of First Independence Corp.
4.1 *            Specimen Stock Certificate of First Independence Corp.
5.1 *            Opinion of Counsel
14.1 *           Code of Ethics
23.1             Consent of Accountants
23.2 *           Consent of Counsel (incorporated into Exhibit 5.1)
99.1 *           Subscription Agreement First Independence Corp.
_________
* previously filed

                                  UNDERTAKINGS

The registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

      (iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

      (iv) Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Osprey, Florida, on July 31, 2012.

                                        FIRST INDEPENDENCE CORP.

                                        By: /s/ Mr. Bruno O. Pasquali
                                            -------------------------
                                            Mr. Bruno O. Pasquali
                                            President, Sole Officer,
                                            Chief Financial Officer, Principal
                                            Accounting Officer, Secretary,
                                            Treasurer, Director


In accordance with the requirements of the Securities Act, this Prospectus has been signed by the following persons in the capacities and on the dates stated.


        SIGNATURES                         TITLE                       DATE
-------------------------   -----------------------------------   --------------

/s/ Mr. Bruno O. Pasquali   President, Sole Officer,              July 31, 2012
-------------------------   Chief Financial Officer, Principal
Mr. Bruno O. Pasquali       Accounting Officer, Secretary,
                            Treasurer, Director